Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on January 18, 2022, by and among (i) ACE Convergence Acquisition Corp., a Cayman Islands exempted company limited by shares (which entity shall migrate to and domesticate as a Delaware corporation prior to the Closing, the “Company”), (ii) Tempo Automation, Inc., a Delaware corporation (“Tempo”) (solely for purposes of the agreements and obligations set forth in Section 7(e)), and (iii) each of the undersigned subscribers (each a “Subscriber” and collectively, the “Subscribers”).

WHEREAS, this Subscription Agreement is being entered into in connection with (i) the Agreement and Plan of Merger, dated as of October 13, 2021 (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among the Company, Tempo and ACE Convergence Subsidiary Corp., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Tempo Merger Sub”), pursuant to which, among other things, Tempo Merger Sub will merge with and into Tempo, with Tempo surviving such merger as a wholly owned subsidiary of the Company and the Company shall change its name to “Tempo Automation Holdings, Inc.”; (ii) the Agreement and Plan of Merger, dated as of October 13, 2021 (as may be amended, supplemented or otherwise modified from time to time, the “Compass Combination Agreement”), by and among Tempo, Compass AC Holdings, Inc., a Delaware corporation (“Compass”), Aspen Acquisition Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Tempo (“Compass Merger Sub”), and the other parties thereto, pursuant to which, among other things, Compass Merger Sub will merge with and into Compass, with Compass surviving such merger as a wholly owned subsidiary of Tempo; and (iii) the Agreement and Plan of Merger, dated as of August 13, 2021 (as may be amended, supplemented or otherwise modified from time to time, the “Whizz Combination Agreement” and, collectively with the Business Combination Agreement and the Compass Combination Agreement, and including all exhibits and schedules thereto, the “Transaction Agreements”), by and among Tempo, Whizz Systems, Inc., a California corporation (“Whizz”), and the other parties thereto, pursuant to which, among other things, Tempo will purchase all the outstanding common stock of Whizz from the sellers thereunder, resulting in Whizz becoming a wholly owned subsidiary of Tempo (the transactions described in the foregoing clauses (i), (ii) and (iii), each a “Transaction” and collectively, the “Transactions”);

WHEREAS, prior to the closing of the Transactions (and as more fully described in the Business Combination Agreement), the Company will domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware and Part XII of the Cayman Islands Companies Law (2020 Revision) (the “Domestication”);

WHEREAS, in connection with the Transactions, the Subscribers desire to subscribe for and purchase from the Company, on a several (and not joint and several) basis, following the Domestication and substantially concurrently with the closing of the Business Combination Agreement (the “BCA Closing”), that principal amount of the Company’s convertible senior notes due 2025 (the “Notes”) set forth in Exhibit A attached hereto on the terms, and subject to the conditions, set forth in the form of indenture attached hereto as Exhibit B (the “Indenture”) (the Notes subscribed by the Subscribers, the “Subscribed Notes”) for an aggregate purchase price equal to 99.0% of the principal amount of the Subscribed Notes (the “Purchase Price”), and the Company desires to issue and sell to the Subscribers the Subscribed Notes in consideration of the payment of the Purchase Price by or on behalf of the Subscribers to the Company; and

WHEREAS, in connection with the issuance of the Notes on the closing date of the Transactions (the “Closing Date”), the Company and U.S. Bank, National Association, as trustee (the “Trustee”), will enter into the Indenture.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.                   Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), each Subscriber hereby severally (but not jointly) agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to the Subscriber, upon the payment of the respective Purchase Price, the Subscribed Notes set forth for each such Subscriber on Exhibit A attached hereto (such subscription and issuance, the “Subscription”). Each Subscriber has the right to designate, in accordance with Section 2(b), using a designation notice in a form to be agreed between the Company and the Lead Subscriber (such notice, a “Designation Notice”), that some or all of its Subscribed Notes be issued in the name of and delivered to an affiliate or any investment fund or separately managed accounts which such Subscriber or its affiliates controls or manages. Each Subscriber acknowledges and agrees that, as a result of the Domestication, the Subscribed Notes that will be issued pursuant hereto shall be securities of a Delaware corporation (and not securities of a Cayman Islands exempted company).

2.                   Closing.

a.            The consummation of each Subscription contemplated hereby (each, a “Closing”) shall occur on the Closing Date following the Domestication and substantially concurrently with the BCA Closing.

b.            At least twelve (12) Business Days before the anticipated Closing Date, the Company shall deliver written notice to each Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date, (ii) such Subscriber’s Purchase Price, (iii) the wire instructions for delivery of such Subscriber’s Purchase Price to an escrow account of a third party escrow agent mutually acceptable to the Company and the Lead Subscriber (defined below) (the “Escrow Agent” and such account, the “Escrow Account”), on the terms and subject to the conditions set forth in an escrow agreement (which escrow agreement shall be in form and substance acceptable to the Company and the Lead Subscriber (as defined below), and entered into by the Company, each Subscriber and the Escrow Agent prior to the Subscribers funding into the Escrow Account as contemplated hereunder), and (iv) its good faith belief that each of the closing conditions set forth in Sections 2(c) and (2)(e) will be satisfied on or prior to Closing. No later than two (2) Business Days after receiving the Closing Notice (and in any event at least three (3) Business Days prior to the anticipated Closing Date), each Subscriber shall deliver to the Company such information as is reasonably requested in the Closing Notice in order for the Company to issue the Subscribed Notes to the Subscriber (or its respective designee(s) as set forth in the Designation Notice), including, without limitation, a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8. Each Subscriber shall deliver to the Company, at least three (3) Business Days prior to the anticipated Closing Date specified in the Closing Notice, one or more duly completed Designation Notices, if applicable, and each Subscriber shall deliver to the Escrow Account its respective Purchase Price in cash via wire transfer, which shall be delivered to the Company on the Closing Date against delivery by the Company to the Subscriber (or its respective designee(s), as applicable) of the respective Subscribed Notes in book entry form, to the extent the Notes are eligible, pursuant to the DWAC procedures of The Depository Trust Company (“DTC”), which will act as securities depository for the Notes, free and clear of any liens or other restrictions (other than those arising under the Indenture, this Subscription Agreement or state or federal securities laws), in the name of a custodian designated by the Subscribers (or its respective designee(s), as applicable), which custodian shall have properly posted such DWAC for release by the Trustee through the facilities of DTC. Notwithstanding the foregoing, each Subscriber shall be obligated to deliver to the Escrow Account its respective Purchase Price only following completion of a customary investigation required under such Subscriber’s “Know your Customer” or Anti-Money Laundering Laws (as defined below) compliance policies or its anti-money laundering policies, provided that such Subscriber shall use its commercially reasonable efforts to complete such investigation as promptly as practicable following the date hereof. In the event that the consummation of the Transactions does not occur within three (3) Business Days after the anticipated Closing Date specified in the Closing Notice, the Escrow Agent shall promptly (but in no event later than one (1) Business Day thereafter) return the funds so delivered by each Subscriber (or its respective designee(s), as applicable) by wire transfer in immediately available funds to the account specified by such Subscriber (or its respective designee(s), as applicable). The failure of the Closing to occur on the Closing Date shall not, in and of itself, terminate this Subscription Agreement or otherwise relieve any party of any of its obligations hereunder, including the obligation of the Subscriber to purchase the Subscribed Notes at the Closing. For purposes of this Subscription Agreement, “Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed.

c.             The Closing with respect to each Subscriber shall be subject to the satisfaction or valid waiver (to the extent a valid waiver is capable of being issued) by the Company, on the one hand, and such Subscriber, on the other hand, of the conditions that, on the Closing Date:

(i)                the Domestication shall have occurred, and the shares of Domesticated Common Stock, including the shares of Domesticated Common Stock underlying the Notes (the “Underlying Shares”) shall have been conditionally approved for listing on The Nasdaq Stock Market LLC (“NASDAQ”), subject to any requirement to have a sufficient number of round lot holders of the Domesticated Common Stock. For purposes of this Subscription Agreement, “Domesticated Common Stock” shall mean the common stock of the Company, par value $0.0001 per share, immediately following the Domestication.

(ii)               no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) that is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining, prohibiting or enjoining consummation of the transactions contemplated hereby (except in the case of a governmental authority located outside the United States where such judgment, order, law, rule or regulation would not be reasonably expected to have a Company Material Adverse Effect (as defined below) or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Notes); and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition (except in the case of a governmental authority located outside the United States where such restraint or prohibition would not be reasonably expected to have a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Notes);

(iii)             (A) the Indenture and the Registration Rights Agreement, in substantially the same forms attached hereto as Exhibit B and Exhibit C, respectively, together with any amendments thereto and the completion of any bracketed or incomplete sections thereof, in each case, in form and substance acceptable to the Company and the Subscriber of at least a majority of the aggregate principal amount of the Subscribed Notes (the “Lead Subscriber”), and (B) such other documentation as reasonably necessary or desirable to effectuate the transactions contemplated by this Subscription Agreement or the Indenture, in each case, in form and substance reasonably acceptable to the Company and the Lead Subscriber, shall be, in the case of subsections (A) and (B), duly executed by each of the applicable parties thereto and delivered to each other party; and

(iv)             all conditions precedent to the closing of the Transactions set forth in the Transaction Agreements shall have been satisfied or waived, as determined by the parties to the Transaction Agreements (other than those conditions under the Transaction Agreements which, by their nature, are to be fulfilled simultaneously with the closing of the Transactions, including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Subscribed Notes pursuant to this Subscription Agreement), and the closing of each of the Transactions shall occur substantially concurrently with or immediately following the Closing.

d.             The obligation of the Company to consummate the Closing with respect to a Subscriber shall be subject to the satisfaction or valid waiver by the Company of the additional conditions that, on the Closing Date:

(i)                all representations and warranties of such Subscriber contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by such Subscriber of each of the representations and warranties of such Subscriber contained in this Subscription Agreement as of the Closing; and

(ii)               the Subscribers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance or compliance would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Company to consummate the Closing.

e.             The obligation of a Subscriber to consummate the Closing with respect to such Subscriber shall be subject to the satisfaction or valid waiver by such Subscriber of the additional conditions that, on the Closing Date:

(i)                all representations and warranties of the Company contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect, which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations and warranties of the Company contained in this Subscription Agreement as of the Closing Date;

(ii)               the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iii)              there shall have been no amendment, waiver or modification (A) to any of the Transaction Agreements in effect as of the date hereof that would reasonably be expected to adversely affect the Subscribers in any manner, or (B) to the merger/purchase consideration and/or closing consideration (including earn-outs or similar payments) set forth in any of the Transaction Agreements in effect as of the date hereof, in each case without having received the Lead Subscriber’s prior written consent;

(iv)             there shall not, in the determination of the Lead Subscriber, have occurred (A) any “Company Material Adverse Effect” (as defined in the Business Combination Agreement) or (B) any “Material Adverse Effect” as it relates to each “Company” (in each case, as defined in the Compass Combination Agreement and the Whizz Combination Agreement) (subclauses (A) and (B) hereof, collectively, a “Company Material Adverse Effect” for purposes of this Subscription Agreement);

(v)              there shall be no other Indebtedness (as defined in the Indenture) other than (A) the Notes in an aggregate principal amount equal to two hundred million dollars ($200,000,000), (B) the Indebtedness set forth on Schedule 2(e)(v)(C) hereof, (C) Indebtedness approved in writing by the Lead Subscriber prior to the closing of the Transactions and (D) indebtedness of the Company or Tempo that will be paid off at closing of the Transactions (subclauses (A) through (D), collectively, “Permitted Indebtedness”);

(vi)             none of the Company, Tempo, Compass, Whizz or any of their respective direct or indirect subsidiaries shall have issued, or agreed to issue, any equity interests prior to the Closing Date, other than (A) the Notes, (B) as described in or contemplated under the Transaction Agreements in effect as of the date hereof, (C) the issuance by Tempo of up to $10,000,000 of convertible promissory notes to existing investors of Tempo that are convertible into either Domesticated Common Stock in connection with the closing of the Transactions or equity securities of Tempo in the event the closing of the Transactions does not occur, (D) the issuance of equity interests in Tempo in connection with the settlement of stock options and other equity incentive awards in the ordinary course of business, and (E) as may be approved in writing by the Lead Subscriber;

(vii)            unless otherwise approved in writing by the Lead Subscriber, none of the Company, Tempo, Compass, Whizz or any of their respective direct or indirect subsidiaries shall have entered into any debt, equity or other financing or related transaction to raise capital in connection with consummation of the Transactions, including, without limitation, any redemption recapture transaction or similar arrangement, except for Permitted Indebtedness and as contemplated under clause (vi) above;

(viii)           the Company shall have paid all reasonable and documented out-of-pocket fees and expenses of the Subscribers incurred in connection with this Subscription Agreement, including, without limitation, the reasonable and documented fees and expenses of Stroock & Stroock & Lavan LLP, as counsel to the Subscribers, to the extent invoiced at least one (1) Business Day prior to the Closing Date;

(ix)              the Subscribers shall have received opinions of counsel (including, without limitation, local counsel in Malaysia) to the Company and each of Tempo, Compass and Whizz and each of their subsidiaries, dated as of the Closing Date, covering customary corporate law and securities law matters, subject to customary qualifications and assumptions, which shall be in form and substance acceptable to the Lead Subscriber;

(x)               there shall be no Default or Event of Default (each as defined in the Indenture) under the Indenture as of the Closing Date on a pro forma basis after giving effect to the Transactions (including, for the avoidance of doubt, after giving effect to any cash payments to the Placement Agents (as defined below), any advisors, any executives or directors, or any other persons in connection with the Transactions);

(xi)              there shall be no less than an amount equal to (x) $25 million plus (y) any amounts outstanding under the Company’s asset-based credit facility plus (z) the aggregate amount of any (A) trade payables of Tempo, Compass, Whizz and each of their respective subsidiaries that are past due by more than thirty (30) calendar days and (B) other payables, including any accrued but unpaid fees and expenses of legal and financial advisors, in connection with the Transactions, this Subscription Agreement and any other financing arrangements in connection with the Transactions, in unrestricted cash and cash equivalents on the Company’s consolidated balance sheet on a pro forma basis after giving effect to the Transactions; and

(xii)             such Subscriber shall have received any necessary information reasonably and timely requested of the Escrow Agent in order to complete such Subscriber’s “Know your Customer” or Anti-Money Laundering Laws (as defined below) investigation as may be required under such Subscriber’s internal compliance policies or anti-money laundering policies as of the date hereof.

3.       Company Representations and Warranties. For purposes of this Section 3, the term “Company” shall refer to (x) with respect to the representations and warranties made as of the date hereof (except as provided in clause (y)), the Company and (y) (i) with respect to representations and warranties in subsections (f), (i), (k) and (n) of this Section 3 made as of the date hereof and (ii) the representations and warranties made as of the Closing Date, the combined company after giving effect to the Domestication and the Transactions as of the Closing Date. The Company represents and warrants to the Subscribers and the Placement Agents that on the date hereof and as of the Closing Date:

a.             The Company (i) is, as of the date hereof, an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands (to the extent such concept exists in such jurisdiction), (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. As of the Closing Date, following the Domestication, the Company will be duly incorporated, validly existing as a corporation and in good standing under the laws of the State of Delaware.

b.            As of the Closing Date, (i) the Subscribed Notes will be duly authorized and, when issued and delivered to the Subscribers against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”), and will not have been issued in violation of any preemptive rights created under the Company’s organizational documents or the laws of the State of Delaware and (ii) the Indenture will be duly authorized by the Company and, when duly authorized, executed and delivered by the Trustee, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

c.             The Subscribed Notes are not, and following the Closing, will not be, subject to any Transfer Restriction. The term “Transfer Restriction” means any condition to or restriction on the ability of the undersigned or any other holder of the Subscribed Notes to pledge, sell, assign or otherwise transfer the Subscribed Notes under any organizational document, policy or agreement of, by or with the Company, but excluding the restrictions on transfer to be described in the Indenture and Section 4(e) of this Subscription Agreement with respect to the status of the Subscribed Notes as “restricted securities”.

d.             This Subscription Agreement has been duly authorized, executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by the Subscribers, this Subscription Agreement shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

e.             The execution and delivery of this Subscription Agreement, the issuance and sale of the Subscribed Notes, the issuance and delivery of the Underlying Shares in accordance with the terms of the Indenture, and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii) the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Notes.

f.              Assuming the accuracy of the representations and warranties of the Subscribers, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including NASDAQ or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Notes)), other than (i) filings required by applicable state securities laws, (ii) the filing of a registration statement to register the resale of the Underlying Shares pursuant to a shelf registration statement, (iii) those required by NASDAQ, including with respect to obtaining stockholder approval, (iv) those required to consummate each Transactions as provided under the Transaction Agreements, as applicable, (v) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vi) the failure of which to obtain would not be reasonably expected to have a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Notes.

g.             Except as set forth in any amendments thereto, as of their respective dates, all reports required to be filed by the Company with the Commission (the “SEC Reports”) complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, in each case as actually in effect as of the respective dates of filing, and, except as set forth in any amendments thereto, none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports (as amended) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

h.            As of the date hereof and as of immediately prior to the Domestication, the authorized share capital of the Company is $55,500.00 divided into (i) 500,000,000 Class A ordinary shares of the Company of par value $0.0001 each (“Class A Common Stock”), 23,000,000 of which are issued and outstanding as of the date of this Subscription Agreement, (ii) 50,000,000 Class B ordinary shares of the Company of par value $0.0001 per share (“Class B Common Stock”), of which 5,750,000 shares are issued and outstanding as of the date of this Subscription Agreement, and (iii) 5,000,000 preference shares of par value $0.0001 each, of which no shares are issued and outstanding as of the date of this Subscription Agreement (the “Preferred Shares”). As of the date of this Subscription Agreement, 11,500,000 warrants to purchase one (1) share of Class A Common Stock at an exercise price of eleven dollars fifty cents ($11.50) that were included in the units sold as part of the Company’s initial public offering and 6,600,000 warrant to purchase one (1) share of Class A Common Stock at an exercise price of eleven dollars fifty cents ($11.50) issued to ACE Convergence Acquisition LLC, a Delaware limited liability company, (collectively, the “Warrants”) are issued and outstanding. As of the date hereof, no shares of Class A Common Stock were subject to issuance upon exercise of outstanding options; provided that certain of the shares of Class A Common Stock and warrants are underlying units consisting of one share of Class A Common Stock and one-half of one warrant. As of the date hereof and as of the Closing Date, other than the Notes and the Permitted Indebtedness, the Company had no outstanding Indebtedness. As of the date hereof, all (i) issued and outstanding shares of Class A Common Stock and Class B Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to preemptive rights and (ii) issued and outstanding Warrants constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. Following the Domestication, all issued and outstanding shares of Domesticated Common Stock shall be duly authorized and validly issued, fully paid and non-assessable and not subject to any preemptive rights. As of the date hereof, the Company is not aware of any outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Domesticated Common Stock or other equity interests in the Company except to the extent disclosed in the SEC Reports or the Transaction Agreements. As of the date hereof, other than Merger Sub, the Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated, in each case, other than as set forth in the SEC Reports or the Transaction Agreements. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting, transfer or registration of any equity interests, other than as set forth in the SEC Reports or the Transaction Agreements. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Subscribed Notes or (ii) the Underlying Shares other than the rights of holders of Class B Common Stock, which have been waived as set forth in the SEC Reports and the Transaction Agreements.

i.              Except for such matters as have not had and would not be reasonably expected to have a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Notes, as of the date hereof, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened in writing against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company.

j.              As of the date hereof, the issued and outstanding Class A ordinary shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NASDAQ under the symbol “ACEV” (it being understood that the trading symbol will be changed in connection with the Transactions). Following the Domestication, the Domesticated Common Stock shall be registered under the Exchange Act. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by NASDAQ or the Commission with respect to any intention by such entity to deregister the Class A ordinary shares or prohibit or terminate the listing of the Class A ordinary shares on NASDAQ. The Company will file a listing application with NASDAQ for the Domesticated Common Stock (including the Underlying Shares) and such application has been, or prior to Closing will be, approved by NASDAQ, subject to any requirement to have a sufficient number of round lot holders of the Domesticated Common Stock.

k.            Assuming the accuracy of the Subscribers’ representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Subscribed Notes by the Company to the Subscribers.

l.              Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Subscribed Notes.

m.            Except for the Placement Agents, no broker or finder is entitled to any brokerage or finder’s fee or commission from the Company solely in connection with the sale of the Subscribed Notes to the Subscribers.

n.             Except for such matters as have not had and would not be reasonably expected to have a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Notes, the Company is, and has been since its inception, in compliance with all state and federal laws applicable to the conduct of its business. The Company has not received any written, or to its knowledge, other communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Notes. Except for such matters as have not had and would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Notes, there is no (i) action, lawsuit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Company.

o.             The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company that could result in the initial sale of the Subscribed Notes not being exempt from the registration requirements of Section 5 of the Securities Act.

p.             The Form S-4 Registration Statement of the Company on file with the Commission as of the date hereof, as modified by all materials available in the electronic data room made available as of the date hereof to the Subscribers in connection with the Transactions, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

q.            The Company is not an “investment company” required to register under the Investment Company Act of 1940, as amended.

r.             Neither the Company and its executives and directors, nor any of its Subsidiaries and their respective executives and directors, is, and following the Closing, will not be (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”). Company has not been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.

s.            No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (ii) otherwise in violation of U.S. Economic Sanctions.

t.             Neither the Company and its executives and directors, nor any of its Subsidiaries and their respective executives and directors, is or has been, and following the Closing, will not be or have been (i) in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) under investigation by any governmental authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (iii) assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (iv) subject to seizure or forfeiture of any of its funds in an action under any Anti-Money Laundering Laws. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company is and, following the Closing, will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and U.S. Economic Sanctions.

u.            Neither the Company and its executives and directors, nor any of its Subsidiaries and their respective executives and directors, is or has been, and following the Closing, will not be or have been (i) charged with, or convicted of bribery or any other anticorruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act (collectively, “Anti-Corruption Laws”), (ii) under investigation by any U.S. or non-U.S. governmental authority for possible violation of Anti-Corruption Laws, (iii) assessed civil or criminal penalties under any Anti-Corruption Laws or (iv) the target of sanctions imposed by the United Nations or the European Union.

v.            Neither the Company and its executives and directors, nor any of its Subsidiaries and their respective executives and directors, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a U.S. or non-U.S. governmental authority official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such governmental authority official in his or her official capacity or such commercial counterparty, (ii) inducing a governmental authority official to do or omit to do any act in violation of the governmental authority official’s lawful duty, or (iii) inducing a governmental authority official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage in violation of any applicable law or regulation or which would cause any such person to be in violation of any law or regulation applicable to such person.

w.           No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any U.S. or non-U.S. governmental authority official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.

x.             Tempo is, and has been for the 5-year period prior to the date hereof, in material compliance with all applicable U.S. trade sanctions, including those administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all U.S. export and reexport control laws and regulations imposed, administered, or enforced by the U.S. government, including the Arms Export Control Act (22 U.S.C. § 1778), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701–1706), the Export Control Reform Act of 2018 (50 U.S.C. §§ 4801-4861), the International Traffic in Arms Regulations (22 C.F.R. Parts 120–130), and the Export Administration Regulations (15 C.F.R. Parts 730-774).

y.            Compass possesses all material facility security clearances and Compass’s employees possess all material personnel security clearances necessary to conduct Compass’s business as it is currently being conducted. Compass is conducting its business in compliance in all material respects with the requirements applicable to the facility security clearances used in the conduct of its business, including those set forth in the National Industrial Security Program Operating Manual, any other applicable national industrial security regulations, and any Government Contracts. Except as would not reasonably be expected to be material to Compass, there are no unresolved adverse audit or other materially adverse findings with the U.S. Department of Defense, Defense Counterintelligence and Security Agency (“DCSA”) (formerly known as the Defense Security Service (“DSS”)) or any other cognizant security agency (“CSA”) concerning the facility security clearances used in the conduct of its business, and Compass holds at least a “satisfactory” rating from DCSA, DSS or any other CSA with respect to such facility security clearances.

4.       Subscriber Representations and Warranties. Each Subscriber represents and warrants to the Company and the Placement Agents, solely with respect to itself and not with respect to any other Subscriber, that:

a.             Subscriber (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and (ii) has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement.

b.            This Subscription Agreement has been duly executed and delivered by Subscriber, and assuming the due authorization, execution and delivery of the same by the Company and the other Subscribers, this Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be subject to the Enforceability Exceptions.

c.            The execution and delivery of this Subscription Agreement, the purchase of the Subscribed Notes and the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that would reasonably be expected to have a material adverse effect on Subscriber’s ability to consummate the purchase of the Subscribed Notes.

d.            Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) satisfying the applicable requirements set forth on Annex A hereto and an “institutional account” as defined in FINRA Rule 4512(c), (ii) is acquiring the Subscribed Notes only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Notes as a fiduciary or agent for one or more investor accounts, each owner of each such account is independently a qualified institutional buyer or an institutional “accredited investor” and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Subscribed Notes with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or the securities law of any other jurisdiction (and shall provide the requested information set forth in Annex A). Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Notes. Accordingly, the Subscriber understands that the offering meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J).

e.            Subscriber understands that the Subscribed Notes and the Underlying Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Notes and the Underlying Shares have not been registered under the Securities Act. Subscriber understands that the Subscribed Notes and the Underlying Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of the applicable states, other jurisdictions of the United States and other applicable jurisdictions, and that any book-entry position or certificates representing the Subscribed Notes and the Underlying Shares shall contain a restrictive legend to such effect. Subscriber understands and agrees that the Subscribed Notes and the Underlying Shares will be subject to transfer restrictions under applicable securities laws and, as a result of these transfer restrictions, Subscriber may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Subscribed Notes or the Underlying Shares and may be required to bear the financial risk of an investment in the Subscribed Notes for an indefinite period of time. Subscriber understands and agrees that the Subscribed Notes and the Underlying Shares will not be immediately eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the Closing Date. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Notes or the Underlying Shares. Each book entry for the Subscribed Notes and the Underlying Shares shall contain a notation, and each certificate (if any) evidencing the Notes shall be stamped or otherwise imprinted with a legend, in substantially the following form:

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)          REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)           AGREES FOR THE BENEFIT OF TEMPO AUTOMATION HOLDINGS, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT:

(A)       TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)       PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C)       TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)       PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

f.              Subscriber understands and agrees that Subscriber is purchasing the Subscribed Notes directly from the Company. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by the Company, any other party to the Transactions or any other person or entity (including the Placement Agents (as defined below)), expressly or by implication, other than those representations, warranties, covenants and agreements of the Company set forth in this Subscription Agreement, and Subscriber is not relying on any representations, warranties or covenants other than those expressly set forth herein. Subscriber acknowledges that certain information provided by the Company was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. Subscriber acknowledges that such projections were prepared without the participation of the Placement Agents and that the Placement Agents do not assume responsibility for independent verification of, or the accuracy or completeness of, such projections.

g.       In making its decision to purchase the Subscribed Notes, Subscriber has relied solely upon independent investigation made by Subscriber and upon the representations, warranties and covenants set forth herein. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Notes, including with respect to the Company and the Transactions. Without limiting the generality of the foregoing, Subscriber acknowledges that Subscriber has reviewed the Company’s filings with the Commission. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Notes. Subscriber acknowledges and agrees that none of Citigroup Global Markets Inc. (“Citi”) and Jefferies LLC (“Jefferies”), acting as placement agents to the Company (collectively, the “Placement Agents” and each of them a “Placement Agent”), nor any affiliate of a Placement Agent has provided Subscriber with any information or advice with respect to the Subscribed Notes nor is such information or advice necessary or desired. Neither any Placement Agent nor any of its affiliates has made or makes any representation as to the Company, any of its direct or indirect subsidiaries, or the quality or value of the Subscribed Notes and the Placement Agent and any of its respective affiliates may have acquired non-public information with respect to the Company, Tempo, Compass or Whizz which Subscriber agrees need not be provided to it. In connection with the issuance of the Subscribed Notes to Subscriber, the Placement Agents are acting solely as placement agents to the Company in connection with the Transactions, and none of the Placement Agents, nor any of their respective affiliates, or any control persons, officers, directors, employees, agents or representatives of any of the foregoing, are acting as an underwriter or in any other capacity and shall not be construed as a financial advisor or fiduciary to Subscriber.

h.       Subscriber became aware of this offering of the Subscribed Notes solely by means of direct contact between Subscriber and the Company or by means of contact from a Placement Agent and/or their respective advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons (such parties referred to collectively as “Representatives”). The Subscribed Notes were offered to Subscriber solely by direct contact between Subscriber and the Company, a Placement Agent, and/or their respective Representatives. Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person or entity (including, without limitation, the Company, any Placement Agent, Tempo, Compass, Whizz and/or their respective Representatives), other than the representations and warranties contained in this Subscription Agreement, in making its investment or decision to invest in the Company. Subscriber did not become aware of this offering of the Subscribed Notes, nor were the Subscribed Notes offered to Subscriber, by any other means, and none of the Company, any Placement Agent or their respective Representatives acted as investment advisor, broker or dealer to Subscriber. Subscriber acknowledges that the Company represents and warrants that the Subscribed Notes (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

i.       Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Notes and the Underlying Shares, including those set forth in the SEC Reports. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Notes and the Underlying Shares, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber acknowledges that it (i) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Subscribed Notes. Subscriber understands that the purchase and sale of the Subscribed Notes hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

j.       Alone, or together with any professional advisor(s), Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Notes and the Underlying Shares and determined that the Subscribed Notes and the Underlying Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

k.       Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Notes and the Underlying Shares (if any) or made any findings or determination as to the fairness of this investment.

l.       Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by OFAC or in any Executive Order issued by the President of the United States and administered by OFAC, or a person or entity prohibited by any OFAC sanctions program, or a person or entity whose property and interests in property subject to U.S. jurisdiction are otherwise blocked under any U.S. laws, Executive Orders or regulations, (ii) a person or entity listed on the Sectoral Sanctions Identifications (“SSI”) List maintained by OFAC or otherwise determined by OFAC to be subject to one or more of the Directives issued under Executive Order 13662 of March 20, 2014, or on any other of the OFAC Consolidated Sanctions Lists, (iii) an entity owned, directly or indirectly, individually or in the aggregate, 50 percent or more by one or more persons described in subsections (i) or (ii), (iv) a person or entity named on the U.S. Department of Commerce, Bureau of Industry and Security (“BIS”) Denied Persons List, Entity List, or Unverified List (“BIS Lists”) (collectively with (i) through (iv), a “Restricted Person”) or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC and BIS sanctions programs, including for Restricted Persons, and otherwise to ensure compliance with all applicable sanctions and embargo laws, statutes, and regulations. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Subscribed Notes were legally derived.

m.       Subscriber does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof such Subscriber has not, and during the period beginning as of the date hereof until and including the date that is two trading days following the Closing such Subscriber will not have, entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of the Company.

n.       If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Securities Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1086, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the Code, the Subscriber represents and warrants that (i) neither the Company, nor any of its respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscribed Notes, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Notes and the Underlying Shares and (ii) none of the acquisition, holding and/or transfer or disposition of the Subscribed Notes and the Underlying Shares will result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or any similar law or regulation.

o.       Subscriber at the time specified herein will have sufficient funds to pay the Purchase Price pursuant to Section 2(b) of this Subscription Agreement.

p.       No disclosure or offering document has been prepared by any Placement Agent or any of their respective affiliates in connection with the offer and sale of the Subscribed Notes. Each Placement Agent and each of its Representatives have made no independent investigation with respect to the Company or the Subscribed Notes or the accuracy, completeness or adequacy of any information supplied to the Subscriber by the Company.

q.       Subscriber agrees that the Placement Agents may rely upon the representations and warranties made by Subscriber to the Company in this Subscription Agreement.

r.       None of the Placement Agents, nor any of their respective affiliates, nor any control persons, officers, directors, employees, agents or representatives of any of the foregoing has (a) made and will not make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the Transactions, (b) made any independent investigation with respect to the Company, Tempo, Compass or Whizz or their respective subsidiaries or any of their respective businesses, or the Subscribed Notes or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Company, (c) any responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the Transactions or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning Tempo, Compass or Whizz or the Transactions, and (d) any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by Subscribers, the Company, Tempo, Compass or Whizz or any other person or entity), whether in contract, tort or otherwise, to Subscriber, or to any person claiming through Subscriber, in respect of the Transactions.

s.       Subscriber acknowledges that Citi is acting as a Placement Agent and is also acting as financial advisor to Tempo in connection with the Transaction. Subscriber acknowledges that Jefferies is acting as financial advisor and capital markets advisor to the Company in connection with the Transaction and is also a Placement Agent. Subscriber understands and acknowledges that Jefferies’ role as financial advisor and capital markets advisor to the Company may give rise to potential conflicts of interest or the appearance thereof and that these conflicts may potentially conflict with, or be adverse to, Subscriber’s interests. Subscriber hereby waives, to the fullest extent permitted by law, any claims it may have based on any actual or potential conflict of interest or similar claim, whether known or unknown, contingent or otherwise and wherever and whenever arising in connection with, relating to or arising from Jefferies acting as financial advisor and capital markets advisor to the Company.

t.       Except for the representations and warranties contained in this Section 4, Subscriber makes no express or implied representation or warranty, and Subscriber hereby disclaims any such representation or warrant with respect to this Subscription Agreement or any of the transactions contemplated herein.

5.       Termination. Except as otherwise provided herein, this Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms, (b) the date and time on which the Company and the Lead Subscriber agree in writing to terminate this Subscription Agreement, (c) the date and time upon which written notice is delivered by the Company or the Lead Subscriber to the other (provided that the party delivering such notice is not in breach of the obligations under this Subscription Agreement) if, on the Closing Date of the Transactions, any of the conditions to Closing with respect to the Lead Subscriber set forth in Section 2 of this Subscription Agreement have not been satisfied as of the time required hereunder to be so satisfied or waived (to the extent a valid waiver is capable of being issued) by the party entitled to grant such waiver and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated, or (d) the date and time upon which written notice is delivered by the Lead Subscriber to the Company of the termination of this Subscription Agreement as a result of (i) the termination of the Compass Combination Agreement in accordance with its terms, (ii) the termination of the Whizz Combination Agreement in accordance with its terms, (iii) the occurrence of the “Agreement End Date” (as defined in the Business Combination Agreement and as the same may be extended pursuant to Section 10.1(e) of the Business Combination Agreement as in effect on the date hereof), or (iv) the occurrence of the date that is six months after the date hereof, in each case if the Closing with respect to the Lead Subscriber shall not have occurred prior to such time; provided, that nothing herein will relieve any party from liability for any willful breach hereof (including, for the avoidance of doubt, a Subscriber’s willful breach of Section 2(c) of this Subscription Agreement with respect to its representations, warranties and covenants as of the date of the Closing) prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. Notwithstanding the foregoing, each Subscriber other than the Lead Subscriber shall have the right to terminate this Subscription Agreement, solely with respect to itself, if the Closing with respect to the Lead Subscriber has occurred but the Closing with respect to such Subscriber has not occurred as a result of any of the conditions to Closing set forth in Section 2(c) or Section 2(e) of this Subscription Agreement having not been satisfied as of the time required hereunder to be so satisfied or waived (to the extent a valid waiver is capable of being issued) by the party entitled to grant such waiver. The Company shall notify the Subscribers of (A) the termination of any of the Transaction Agreements promptly after the termination thereof (and in any event within two (2) Business Days following any such termination) and (B) the existence of any breach or purported breach of any of the Transaction Agreements and any notice related thereto promptly after the occurrence of such breach or purported breach or the receipt of such notice (and in any even within two (2) Business Days following any such breach, purported breach, or notice relating thereto).

6.       Trust Account Waiver. Each Subscriber acknowledges that Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving Company and one or more businesses or assets. Each Subscriber hereby acknowledges that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Company, the Company’s public stockholders and certain other parties (including the underwriters of the IPO). For and in consideration of the Company entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subscriber hereby (i) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (ii) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company, and (iii) will not seek recourse against the Trust Account for any reason whatsoever; provided, however, that nothing in this Section 6 shall be deemed to limit any Subscriber’s right to distributions or redemptions from the Trust Account in accordance with the Company’s amended and restated certificate of incorporation in respect of any redemptions by Subscriber of its public Class A ordinary shares of the Company acquired by any means other than pursuant to this Subscription Agreement. Subscriber agrees not to seek recourse or make or bring any action, suit, claim or other proceeding against the Trust Account as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Subscribed Notes regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability. Each Subscriber acknowledges and agrees that it shall not have any redemption rights with respect to the Subscribed Notes pursuant to the Company’s organizational documents in connection with the Transactions or any other business combination, any subsequent liquidation of the Trust Account, the Company or otherwise, except as to be set forth in the Indenture. In the event a Subscriber has any claim against the Company as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Subscribed Notes, it shall pursue such claim solely against the Company and its assets outside the Trust Account and not against the Trust Account or any monies or other assets in the Trust Account.

7.       Miscellaneous.

a.       All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, on the date of transmission to such recipient; provided, that such notice, request, demand, claim or other communication is also sent to the recipient pursuant to clauses (i), (iii) or (iv) of this Section 7(a), (iii) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 7(a).

b.       Each Subscriber acknowledges that the Company and others (including the Placement Agents) will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, each Subscriber agrees to promptly notify the Company and the Placement Agents if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of such Subscriber set forth herein are no longer accurate in all material respects. The Company acknowledges that the Subscribers and others (including Placement Agents) will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Company agrees to promptly notify the Subscribers and the Placement Agents if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Company set forth herein are no longer accurate in all material respects.

c.       Each of the Company and the Subscribers are irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

d.       Each of the Company and the Subscribers agree that they each shall take commercially reasonable best efforts to cause the Notes to be eligible at DTC on the Closing Date (provided such actions shall not result in changes to the economic terms of the Notes).

e.       Each party shall be responsible for and pay its own fees and expenses incurred in connection with this Subscription Agreement, the Indenture and the transactions contemplated hereby and thereby, including without limitation, all fees of its legal counsel, financial advisers and accountants; provided, that all reasonable fees and reasonable and documented out-of-pocket expenses of the Lead Subscriber, including, without limitation, the reasonable and documented fees and expenses of Stroock & Stroock & Lavan LLP, as counsel to the Lead Subscriber, shall be paid (i) by Tempo promptly following termination of the Subscription Agreement (other than as a result of the Lead Subscriber’s breach of its respective obligations thereunder), and/or (ii) by Tempo and/or the Company on the Closing Date to the extent invoiced at least one (1) Business Day prior to the Closing Date. This Section 7(e) shall survive the termination of this Subscription Agreement. In no event shall the Company be responsible for reimbursement of any fees or expenses of any party if the Transactions are not consummated.

f.       Neither this Subscription Agreement nor any rights that may accrue to the Subscribers hereunder (other than the Subscribed Notes acquired hereunder, if any) may be transferred or assigned. Neither this Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned (provided, that, for the avoidance of doubt, the Company may transfer the Subscription Agreement and its rights (but not obligations) hereunder solely in connection with the consummation of the Transactions and exclusively to another entity under the control of, or under common control with, the Company). Notwithstanding the foregoing, any Subscriber may delegate its rights as set forth in the Designation Notice, and may further assign its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of such Subscriber) or, with the Company’s prior written consent, to another person, provided that no such assignment shall relieve such Subscriber of its obligations hereunder if any such assignee fails to perform such obligations, unless the Company has given its prior written consent to such relief, and such assignee agrees in writing to be bound by the terms hereof.

g.       Each of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

h.       This Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought; provided, that (i) Section 3, Section 4, this Section 7(h), Section 7(j) and Section 7(t) of this Subscription Agreement may not be amended, modified or waived in a manner that is material and adverse to the Placement Agents without the written consent of the Placement Agents, and (ii) the Lead Subscriber may amend, modify or waive this Subscription Agreement on behalf of, and as it relates to, all Subscribers unless such amendment, modification or waiver materially, adversely and disproportionately impacts a Subscriber, in which case such Subscriber’s written consent shall also be required.

i.       This Subscription Agreement (including Annex A hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, except that any confidentiality agreement with respect to the undersigned or its affiliates shall remain in full force and effect.

j.       Benefit.

(i)        Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(ii)       The parties hereto agree that the Placement Agents are express third-party beneficiaries of this Subscription Agreement to the extent expressly provided in Section 3, Section 4, Section 7(h), this Section 7(j) and Section 7(t) of this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Company and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate. The Subscriber acknowledges and agrees that each purchase by Subscriber of Subscribed Notes from the Company will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notification) by Subscriber as of the time of such purchase.

k.       If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

l.       This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

m.       Remedies.

(i)                 The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(ii)               Each of the parties hereto shall be entitled to seek and obtain equitable relief, without proof of actual damages, including an injunction or injunctions or order for specific performance to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement to cause each the Subscriber to fund the respective portion of its Purchase Price and cause the Closing to occur if the conditions in Section 2 of this Subscription Agreement have been satisfied or, to the extent permitted by applicable law, waived. The parties hereto further agree (A) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (B) not to assert that a remedy of specific enforcement pursuant to this paragraph (m) is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (C) to waive any defense that a remedy at law would be adequate. In any dispute arising out of or related to this Subscription Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the documented costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the documented costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the adjudication and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.

(iii)             If (A) the Company consummates its initial “Business Combination” (as defined in its amended and restated memorandum and articles of association, dated July 27, 2020), with or among Tempo, Compass, Whizz, or any of their respective affiliates or subsidiaries (any such initial Business Combination, the “Business Combination”) and (B) this Subscription Agreement is terminated for any reason other than (x) a termination by the Company as a result of the Lead Subscriber’s breach of its obligations thereunder or (y) a termination on account of the Closing occurring and the Company issuing the Notes to the Subscribers, the Lead Subscriber shall be entitled to a termination fee in an amount equal to 3.5% of the aggregate principal amount of the Subscribed Notes, to be paid by the Company or any other successor to the Company immediately following and as a condition subsequent to the closing of the Business Combination. In no event shall Tempo or the Company be responsible for payment of any termination fee if the Business Combination is not consummated. This Section 7(m)(iii) shall survive the termination of this Subscription Agreement.

n.       This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

o.       EACH PARTY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

p.       The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the state courts of New York or in the federal courts located in the state and county of New York (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this subscription agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 7(a) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

q.       This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties hereto and their successors and permitted assigns and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, affiliate, agent, attorney or other representative of any party hereto or of any affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Subscription Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.

r.       The Company shall, by 9:00 a.m., New York City time, on the second (2nd) Business Day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby and the Transactions. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Subscriber or any affiliate or investment advisor of any Subscriber, or include the name of any Subscriber or any affiliate or investment advisor of any Subscriber in any press release or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent (including by e-mail) of such Subscriber, and shall omit or redact such Subscriber’s signature page to omit its name and any other identifying information in any such press release or filing, except (i) to the extent required by the federal securities laws, rules or regulations (subject to Commission request as provide in clause (ii) in the case of federal securities laws), (ii) to the extent such disclosure is required by other laws, rules or regulations, in each case, at the request of the staff of the Commission or regulatory agency or under NASDAQ regulations or (iii) to the extent such announcements or other communications contain only information previously disclosed in public statement, press release or other communication previously approved in accordance with this Section 7(r); provided, in the case of (i) and (ii), the Company shall provide the Subscribers with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with the Subscribers regarding such disclosure.

s.       The obligations of the Subscribers under this Subscription Agreement are several and not joint with the obligations of any other Subscriber, and each Subscriber shall not be responsible in any way for the performance of the obligations of any other Subscriber under this Subscription Agreement. The decision of each Subscriber to purchase Subscribed Notes pursuant to this Subscription Agreement has been made by such Subscriber independently of any other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its subsidiaries which may have been made or given by any other Subscriber or investor or by any agent or employee of any other Subscriber or investor, and neither such Subscriber nor any of its agents or employees shall have any liability to any other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein, and no action taken by the Subscriber or investor pursuant hereto or thereto, shall be deemed to constitute the Subscribers and other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers and other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement. Each Subscriber acknowledges that no other Subscriber has acted as agent for the Subscriber in connection with making its investment hereunder and no other Subscriber will be acting as agent of the Subscriber in connection with monitoring its investment in the Subscribed Notes or enforcing its rights under this Subscription Agreement. Each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

t.       Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of the Company expressly contained in Section 3 of this Subscription Agreement, in making its investment or decision to invest in Company. Subscriber acknowledges and agrees that none of (i) any other investor pursuant to this Subscription Agreement or any Other Subscription Agreement (including Subscriber’s affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing) or (ii) the Placement Agents, their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, shall have any liability to Subscriber or to any other Subscriber pursuant to, arising out of or relating to this Subscription Agreement, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Subscribed Notes or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Company, Tempo, the Placement Agents or any Non-Party Affiliate (as defined below) concerning the Company, the Company, the Placement Agents, any of their respective controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of the Company, Tempo, any Placement Agent or any of the Company’s, Tempo’s or the Placement Agents’ controlled affiliates or any family member of the foregoing. Subscriber agrees that none of the Placement Agents shall be liable to it (including in contract, tort, under federal or state securities laws or otherwise) for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the sale of Subscribed Notes pursuant to this Subscription Agreement. On behalf of Subscriber and its affiliates, Subscriber releases the Placement Agents in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to the sale of Subscribed Notes pursuant to this Subscription Agreement. Subscriber agrees not to commence any litigation or bring any claim against any of the Placement Agents in any court or any other forum which relates to, may arise out of, or is in connection with, the sale of Subscribed Notes pursuant to this Subscription Agreement. This undertaking is given freely and after obtaining independent legal advice. This Section 7(t) shall survive any termination of this Subscription Agreement.  The Placement Agents have introduced the Subscribers to the Company in reliance on each Subscriber’s understanding and agreement to this Section 7(t).

8.       Subscriber Covenant. Each Subscriber hereby agrees that, from the date of this Subscription Agreement, none of such Subscriber, its controlled affiliates, or any person or entity acting on behalf of such Subscriber or any of its controlled affiliates or pursuant to any understanding with such Subscriber or any of its controlled affiliates will engage in any Short Sales with respect to securities of the Company prior to the Closing Date. For purposes of this Section 8, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with such Subscriber that have no knowledge of this Subscription Agreement or of such Subscriber’s participation in the Transactions (including such Subscriber’s controlled affiliates and/or affiliates) from entering into any Short Sales and (ii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Notes covered by this Subscription Agreement. For the avoidance of doubt, neither Brookfield Asset Management Inc. nor any of its controlled affiliates shall be deemed to have any knowledge of this Subscription Agreement or of any Subscriber’s participation in the Transactions except to the extent such entities cross the ethical wall in place between Subscribers, on the one hand, and Brookfield and its controlled affiliates, on the other hand.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the Company, Tempo and each Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

ACE CONVERGENCE ACQUISITION CORP.

By:	/s/ Denis Tse
Name: Denis Tse
Title: Secretary and Director

Address for Notices:

ACE Convergence Acquisition Corp. 1013 Centre Road, Suite 403S Wilmington, DE 19805 Attention: Denis Tse Email: denis@acev.io

TEMPO AUTOMATION, INC.

By:	/s/ Joy Weiss
Name: Joy Weiss
Title: President & CEO

Address for Notices:

Tempo Automation, Inc. 2460 Alameda St San Francisco, CA 94103 Attention: Ryan Benton Email: rbenton@tempoautomation.com

SUBSCRIBER:

OCM Tempo Holdings, LLC

By: Oaktree Fund GP, LLC

Its: Manager

By: Oaktree Fund GP I, LLC

Its: Manager Member

By:	/s/ Kaj Vazales

Name:	Kaj Vazales
Title: Authorized Signatory
Date: 1/18/22

By:	/s/ Jordan Mikes

Name:	Jordan Mikes
Title: Authorized Signatory
Date: 1/18/22

Name of Subscriber: OCM Tempo Holding, LLC

Kaj Vazales and Jordan Mikes, Authorized
Signatories

(Please print. Please indicate name and

capacity of person signing above)

Name in which shares are to be registered
(if different):

Email Address:	kvazales@oaktreecapital.com
jmikes@oaktreecapital.com

Subscriber’s EIN:

Jurisdiction of residency:  Delaware

Aggregate Principal Amount of Subscribed Notes subscribed for:	$175,000,000.00
Aggregate Purchase Price:	$173,250,000.00

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account of the Company specified by the Company in the Closing Notice.

SUBSCRIBER:

TOR ASIA CREDIT OPPORTUNITY MASTER FUND II LP

By: TACOF II GP LLC

Its: General Partner

By:	/s/ Crystal Au

Name:	Crystal Au
Title: Authorized Signatory
Date:

Name of Subscriber: TOR ASIA CREDIT OPPORTUNITY MASTER FUND II LP

By:	Crystal Au, Authorized Signatory

(Please print. Please indicate name and

capacity of person signing above)

Name in which shares are to be registered
(if different):

Email Address:	toroperations@torinvestment.com

Subscriber’s EIN:	98-1527313

Jurisdiction of residency:	Cayman Islands

Aggregate Principal Amount of Subscribed Notes subscribed for:	$25,000,000.00
Aggregate Purchase Price:	$24,750,000.00

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account of the Company specified by the Company in the Closing Notice.